Exhibit 10.11(c)

THIRD AMENDMENT

This Third Amendment (this “Amendment”) is made and entered into this 9th day of April, 2012, by and among NuGlow Cosmaceuticals, LLC (“NuGlow”), Camden Street Partners, LLC (“Camden”) and Helix BioMedix, Inc. (“HXBM”) and amends that certain Amended and Restated Operating Agreement of NuGlow Cosmaceuticals, LLC dated July 1, 2010 by and among NuGlow, Camden and HXBM, as amended (the “LLC Agreement”).

1.             Amendments to LLC Agreement.

(a)          Section 4.2(a) of the LLC Agreement is hereby amended and restated in its entirety as follows:

“(a)        Except as otherwise provided in Sections 4.2(b) through (h), Net Income and Net Loss shall be allocated to the Members as follows:

(A)         For allocations made or related to any period prior to September 1, 2011:

(i)           First, Net Income shall be allocated to offset in reverse order any Net Loss allocated in the current period and in all prior periods that have not previously been offset under this Section 4.2;

(ii)          Next, Net Income shall be allocated 70% to HXBM and 30% to Camden until such time as HXBM has received total cumulative distributions (excluding any Tax Distributions) that equal HXBM’s initial Capital Contribution;

(iii)         Next, Net Income shall be allocated among all Members in proportion to their respective Percentage Interests;

(iv)         In the event of a Net Loss, the Net Loss shall be allocated first as necessary to offset in reverse order any Net Income allocated in the current and all prior periods that have not previously been offset or distributed to the Members;

(v)          Next, any Net Loss shall be allocated among all Members in proportion to their respective Percentage Interests.

(B)          For allocations made or related to any period on or after September 1, 2011:

(i)           First, Net Income shall be allocated to offset in reverse order any Net Loss allocated in the current period and in all prior periods that have not previously been offset under this Section 4.2;

(ii)           Next, Net Income shall be allocated 30% to HXBM and 70% to Camden until such time as HXBM has received additional total cumulative distributions (excluding any Tax Distributions) that equal $69,000 and Camden has received total cumulative distributions (excluding any Tax Distributions) that equal $161,000;

(iii)          Next, Net Income shall be allocated 70% to HXBM and 30% to Camden until such time as HXBM has received additional total cumulative distributions (excluding any Tax Distributions) that equal HXBM’s initial Capital Contribution;

(iv)          Next, Net Income shall be allocated among all Members in proportion to their respective Percentage Interests;

(v)           In the event of a Net Loss, the Net Loss shall be allocated first as necessary to offset in reverse order any Net Income allocated in the current and all prior periods that have not previously been offset or distributed to the Members;

(vi)          Next, any Net Loss shall be allocated among all Members in proportion to their respective Percentage Interests.”

(b)           Section 4.4(b) of the LLC Agreement is hereby amended and restated in its entirety as follows:

“(b)           For distributions other than those paid under Section 4.4(a) and Tax Distributions, the Manager shall distribute any Distributable Cash to the Members as follows: (A) for distributions made or related to any period prior to September 1, 2011, (i) until such time as HXBM has received total cumulative distributions (excluding any Tax Distributions) that equal HXBM’s initial Capital Contribution, 70% of such Distributable Cash shall be distributed to HXBM and 30% of such Distributable Cash shall be distributed to Camden; and (ii) thereafter, Distributable Cash shall be distributed to the Members in accordance with each Member’s Percentage Interest; and (B) for distributions made or related to any period on or after September 1, 2011, (i) until such time as HXBM has received total cumulative distributions (excluding any Tax Distributions) that equal $69,000 and Camden has received total cumulative distributions (excluding any Tax Distributions) that equal $161,000, 30% of such Distributable Cash shall be distributed to HXBM and 70% of such Distributable Cash shall be distributed to Camden; (ii) until such time as HXBM has received additional total cumulative distributions (excluding any Tax Distributions) that equal HXBM’s initial Capital Contribution, 70% of such Distributable Cash shall be distributed to HXBM and 30% of such Distributable Cash shall be distributed to Camden; and (iii) thereafter, Distributable Cash shall be distributed to the Members in accordance with each Member’s Percentage Interest.”

(c)           Section 10.2(d) of the LLC Agreement is hereby amended and restated in its entirety as follows:

“(d)           All liquidation proceeds and any other remaining assets of the Company shall be distributed to the Members and Economic Interest Holders as follows: (A) for any such distributions made or related to any period prior to September 1, 2011, (i) first, 100% of such proceeds shall be paid to HXBM until such time as HXBM has received total cumulative distributions (comprising both ordinary and liquidating distributions, but excluding any Tax Distributions) that equal the aggregate of HXBM’s initial and any additional Capital Contributions; (ii) second, to the extent of the positive balance of each Member’s or Economic Interest Holder’s Capital Account, as determined after taking into account all Capital Account adjustments, including, but not limited to, adjustments in connection with the liquidation, until each such Capital Account is reduced to zero; and then (iii) the remainder, if any, in accordance with the Percentage Interest of each Member or Economic Interest Holder, as applicable; and (B) for any such distributions made or related to any period on or after September 1, 2011, (i) 30% of such proceeds shall be paid to HXBM until such time as HXBM has received total cumulative distributions (comprising both ordinary and liquidating distributions, but excluding any Tax Distributions) that equal $69,000 and 70% of such proceeds shall be paid to Camden until such time as Camden has received total cumulative distributions (comprising both ordinary and liquidating distributions, but excluding any Tax Distributions) that equal $161,000; (ii) second, 100% of any remaining proceeds shall be paid to HXBM until such time as HXBM has received additional total cumulative distributions (comprising both ordinary and liquidating distributions, but excluding any Tax Distributions) that equal the aggregate of HXBM’s initial and any additional Capital Contributions (less up to $69,000 paid pursuant to clause (d)(B)(i) above); (iii) third, to the extent of the positive balance of each Member’s or Economic Interest Holder’s Capital Account, as determined after taking into account all Capital Account adjustments, including, but not limited to, adjustments in connection with the liquidation, until each such Capital Account is reduced to zero; and then (iv) the remainder, if any, in accordance with the Percentage Interest of each Member or Economic Interest Holder, as applicable.”

2.             Force and Effect.

The remainder of the LLC Agreement is not amended hereby and shall remain in full force and effect.  The parties hereby ratify and confirm the terms and conditions of the LLC Agreement, as amended by this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first set forth above.

NUGLOW COSMACEUTICALS, LLC

By:	/s/ Steven Sheiner
Name: Steven Sheiner
Title: Managing Member of Camden Street Partners, LLC, its Manager

CAMDEN STREET PARTNERS, LLC

By:	/s/ Steven Sheiner
Name: Steven Sheiner
Title: Managing Member

HELIX BIOMEDIX, INC.

By:	/s/ R. Stephen Beatty
Name: R. Stephen Beatty
Title: President and Chief Executive Officer

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